Exhibit 99.1 INDEPENDENT BANK CORP. Parent of Rockland Trust Company

Stockholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:

Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660

Denis K. Sheahan
Chief Financial Officer
(781) 982-6341

INDEPENDENT BANK CORP. ANNOUNCES SECOND QUARTER 2003 EARNINGS

        Rockland, Massachusetts (July 10, 2003). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced that net income for the quarter ended June 30, 2003, was $9.2 million, an increase of $4.9 million, from the quarter ended June 30, 2002. Diluted earnings per share were $0.63, a 162.5% increase compared to the same three month period last year. For the six months ended June 30, 2003, net income was $11.6 million, a 4.8% increase from the same six month period last year. Diluted earnings per share were $0.79, a 21.5% increase compared to the same six month period last year.

        Two items, one during the current quarter and one during the same period last year, are the primary reasons why there are significant increases in earnings and earnings per share when the second quarter of 2003 is compared to the same period in 2002. A favorable item occurred during the current quarter, namely, the Company’s recognition of a $2.1 million credit to the provision for income taxes due to settlement of a state tax dispute. In the same quarter of 2002, the Company experienced unfavorable item when it recognized $2.5 million charge, net of tax, for write-down of WorldCom Bonds.

        Comparing second quarter 2003 to the second quarter 2002, net interest income decreased $0.8 million, or (3.2)%, while net interest income for the six months ended June 30, 2003 decreased $1.4 million or (2.8)% from the six months ended June 30, 2002. The net interest margin for the three month and six month periods ended June 30, 2003 was 4.47% and 4.49%, respectively. The net interest margin for the three and the six month periods ended June 30, 2002 was 4.90% for both periods. The compression in the net interest margin can be attributed to the repricing of assets at historically low levels without a proportional decrease in rates paid on deposits and borrowings. Management anticipates that the net interest margin will continue to contract in the coming months as the uncertainty of global events and a weak economy continue to suppress interest rates. Management continues its focus on long-term earnings growth and maintains a disciplined approach to asset generation in this low rate environment. Loan generation has focused on adjustable rate or short-term fixed rate products and investment purchases are generally short-term with limited extension risk.

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         Non-interest income, the leading contributor to the Company’s core business growth period over period, improved by $0.9 million, or 16.0%, and by $1.1 million, or 10.0%, during the three and six months ended June 30, 2003. Deposit service charge revenue increased by $0.4 million, or 15.7%, and $0.7 million, or 14.9%, for the three and six months ended June 30, 2003, respectively, reflecting growth in core deposits and lower earnings credit rates. Investment Management revenue decreased $0.2 million, or (11.0)%, and $0.7 million, or (24.6)%, for the three and six months ended June 30, 2003, respectively, due to the general performance of the equities market over the past few years shifting customers’ bias towards fixed income products which generate lower fees, as well as higher estate and trust distribution fees in the first quarter ending March 31, 2002. The increase of $0.4 million and $0.6 million, for the three and six months ended June 30, 2003, respectively, in Mortgage Banking Income is attributable to a strong refinance market. The balance of the mortgage servicing asset was $2.3 million and loans serviced amounted to $393.4 million as of June 30, 2003. Security gains were $2.0 million in the second quarter of 2003. In an effort to improve Rockland’s overall interest rate risk position as well as to increase the net interest margin, the Bank prepaid $31.5 million of fixed, high rate borrowings and sold $20.0 million of investment securities during the second quarter. The prepayment penalty on the borrowings totaled $1.9 million, while the gain on the sale of the securities was $2.0 million. Other non-interest income increased $0.2 million and $0.3 million for the three and six months ending June 30, 2003, respectively, mainly due to prepayment penalties received on Commercial and Installment loan payoffs.

        Non-interest expense decreased by $4.0 million, or (18.1)%, and $3.1 million, or (7.8)% for the three and six months ended June 30, 2003, as compared to the same period in the prior year. This decrease is mainly due to the pre-tax $4.4 million charge taken in the second quarter of 2002 on an investment in corporate bonds issued by WorldCom. Salaries and employee benefits increased by $0.7 million, or 7.4%, and $2.2 million, or 11.9%, for the three and six months ended June 30, 2003, as compared to the same period last year, due to additions to staff needed to support continued growth, merit increases, and increases in supplemental executive retirement costs. Occupancy and equipment related expense increased by $0.2 million, or 9.0%, for the three months ended June 30, 2003, mainly due to increased equipment costs. Other non-interest expenses decreased by $0.6 million, or (11.6)%, and $1.3 million or (12.8)%, for the three and six months ended June 30, 2003, mainly due to decreases in costs associated with information technology consulting, executive recruitment, and a lower loss on a CRA equity investment.

        As previously announced on June 23, 2003, two Independent Bank Corp. subsidiaries settled a state tax dispute with the Massachusetts Department of Revenue (“DOR”). As a result of that settlement the Company recognized an approximate $2.1 million credit to its provision for income taxes. This credit reduces the initial charge of $4.1 million recorded to provision for income taxes by the Company in the quarter ended March 31, 2003.

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         Total assets increased by $142.7 million, or 6.2%, from fiscal year-end 2002 to a total of $2.4 billion at June 30, 2003. Total loans increased by $91.3 million, or 6.4%, during the six months ended June 30, 2003. The increases were mainly in commercial real estate, residential real estate and commercial and industrial loans, which increased $34.1 million, or 6.7%, $33.7 million, or 12.0%, and $19.7 million, or 13.0%, respectively. Consumer loans decreased $1.6 million, or (0.4)%, primarily due to a decrease in indirect auto loans. Investments incresed by $46.2 million, or 6.9%, during the six months ended June 30, 2003.

        Total deposits of $1.8 billion at June 30, 2003 increased $74.9 million or 4.4% compared to year-end 2002. The increase is attributable to $89.0 million, or 7.3%, growth in core deposits which enabled the Company to manage down the balance of the more expensive time deposits by $14.0 million, or (3.0)% attributing to a reduction in its overall cost of funds from 2.26% to 1.96% from the quarter ending December 31, 2002 to the second quarter ending 2003. Borrowings increased by $68.0 million, or 18.8%, during the six months ended June 30, 2003, to fund the remaining balance sheet growth.

        Stockholders’ equity as of June 30, 2003 totaled $164.7 million as compared to $161.2 million at December 31, 2002. The Tier 1 leverage capital ratio at June 30, 2003 was 7.07%, which exceeded minimum requirements.

         Non-performing assets totaled $3.0 million at June 30, 2003 (0.12% of total assets), as compared to the $3.1 million (0.13% of total assets) reported at December 31, 2002. The Company’s total allowances for loan losses (including the credit quality discount of $0.4 million at June 30, 2003 and $0.5 million at December 31, 2002), as a percentage of the loan portfolio was 1.50% at June 30, 2003 and 1.53% at December 31, 2002. This strong credit quality has allowed the Company to reduce the provision for loan losses to $0.9 million for the quarter ended June 30, 2003, compared to $1.2 million for the same period last year.

        Chris Oddleifson, Chief Executive Officer and President of Independent Bank Corp. and Rockland Trust Company, stated that: “I am pleased with the results of the quarter. We have been anticipating the decline of our margin for the last several quarters and the Company has taken steps to enhance fee income and manage expenses carefully to mitigate the impact. As I approach my half year mark as CEO, I am convinced we are surrounded by opportunity and that Independent Bank Corp. will continue to grow and prosper.”

        Christopher Oddleifson, and Denis K. Sheahan, Chief Executive Officer and President, and Chief Financial Officer, respectively, of Independent Bank Corp., will host a conference call to discuss second quarter earnings at 10:00 a.m. Eastern Daylight Time on Monday, July 14, 2003. Internet access to the call is available by going to the Company’s website at http://www.rocklandtrust.com or by telephonic access by dial-in at 1-888-588-7930 (password – INDB). A replay of the call will be available after the completion of the conference call from July 14, 2003 until July 17, 2003 at midnight by calling 1-800-642-1687 (Conference ID 1533955).

        In comparing the results for the second quarter of 2003 to the second quarter of 2002 please note the following:

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•	In the third quarter of 2002 the Company adopted the Statement of Financial Accounting Standards No. 147, “Acquisition of Certain Financial Institutions.” This accounting standard provided for the nonamortization of goodwill effective January 1, 2002 and requires that prior periods be adjusted to reflect the new standard. The impact of this adjustment is an increase of $444,000, or $0.03 per diluted share to net income in the first and second quarter of 2002.

•	In addition the Company wrote off $738,000, and $767,000, net of tax, of unamortized issuance costs related to the redemption of trust preferred securities as a direct charge to equity in the first and second quarter of 2002, respectively, in accordance with Generally Accepted Accounting Principles (“GAAP”). This charge is included in the calculation of earnings per share.

        Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.4 billion in assets, 52 retail branches, seven commercial lending centers and three Investment Management offices located in the Plymouth, Barnstable, Norfolk and Bristol counties of Southeastern Massachusetts. To find out more about Rockland Trust Company and its products visit our web site at www.rocklandtrust.com.

        This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

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INDEPENDENT BANK CORP. FINANCIAL SUMMARY (Dollars in Thousands – Unaudited)

CONSOLIDATED BALANCE SHEETS	June 30, 2003	December 31, 2002	Percent Change

Assets
Cash and Due From Banks	$ 84,610	$ 71,317	18.64%
Fed Funds Sold & Short Term Investments	—	3,169	—
Investments
Trading Assets	1,157	1,075	7.63%
Investments Available for Sale	557,399	501,828	11.07%
Investments Held to Maturity	134,702	149,071	-9.64%
Federal Home Loan Bank Stock	21,907	17,036	28.59%

Total Investments	715,165	669,010	6.90%

Loans
Commercial & Industrial	171,296	151,591	13.00%
Commercial Real Estate	545,202	511,102	6.67%
Residential Real Estate	315,108	281,452	11.96%
Real Estate Construction	64,742	59,371	9.05%
Consumer - Installment	306,631	323,501	-5.21%
Consumer - Other	119,897	104,585	14.64%

Total Loans	1,522,876	1,431,602	6.38%
Less - Allowance for Loan Losses	(22,472)	(21,387)	5.07%

Net Loans	1,500,404	1,410,215	6.40%

Bank Premises and Equipment	31,796	30,872	2.99%
Goodwill	36,236	36,236	0.00%
Other Assets	59,858	64,553	-7.27%

Total Assets	$ 2,428,069	$ 2,285,372	6.24%

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$ 449,430	$ 429,042	4.75%
Savings and Interest Checking Accounts	496,921	464,318	7.02%
Money Market and Super Interest Checking Accounts	356,802	320,819	11.22%
Time Certificates of Deposit	460,514	474,553	-2.96%

Total Deposits	1,763,667	1,688,732	4.44%
Fed Funds Purchased and Assets Sold
Under Repurchase Agreements	50,874	58,092	-12.43%
Federal Home Loan Bank Borrowings	376,932	297,592	26.66%
Treasury Tax and Loan Notes	2,353	6,471	-63.64%

Total Borrowings	430,159	362,155	18.78%

Total Deposits and Borrowings	2,193,826	2,050,887	6.97%
Other Liabilities	21,728	25,469	-14.69%
Company-Obligated Mandatory Redeemable Securities of
Subsidiary Holding Solely Parent Company Debenture
of the Corporation	47,817	47,774	0.09%
Stockholders’ Equity	164,698	161,242	2.14%

Total Liabilities and Stockholders’ Equity	$ 2,428,069	$ 2,285,372	6.24%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY (Dollars in Thousands – Unaudited)

	Three Months Ended			Six Months Ended

	June 30,		Percent	June 30,		Percent
CONSOLIDATED STATEMENTS OF INCOME	2003	2002 (1)	Change	2003	2002 (1)	Change

INTEREST INCOME
Interest on Fed Funds Sold & Short Term Investments	$—	$96	—	$—	$141	—
Interest and Dividends on Securities	8,563	10,794	-20.67%	16,927	21,280	-20.46%
Interest on Loans	24,146	24,878	-2.94%	48,145	49,399	-2.54%

Total Interest Income	32,709	35,768	-8.55%	65,072	70,820	-8.12%

INTEREST EXPENSE
Interest on Deposits	4,449	6,688	-33.48%	9,159	13,553	-32.42%
Interest on Borrowed Funds	3,995	4,010	-0.37%	7,946	7,944	0.03%

Total Interest Expense	8,444	10,698	-21.07%	17,105	21,497	-20.43%

Net Interest Income	24,265	25,070	-3.21%	47,967	49,323	-2.75%
Less – Provision for Loan Losses	930	1,200	-22.50%	1,860	2,400	-22.50%

Net Interest Income after Provision for Loan Losses	23,335	23,870	-2.24%	46,107	46,923	-1.74%

NON-INTEREST INCOME
Service Charges on Deposit Accounts	2,858	2,471	15.66%	5,521	4,806	14.88%
Investment Management Services Income	1,220	1,371	-11.01%	2,221	2,946	-24.61%
Mortgage Banking Income	975	594	64.14%	2,034	1,450	40.28%
BOLI Income	467	450	3.78%	930	908	2.42%
Net Gain on Sale of Securities	1,956	—	—	2,203	—	—
Pre-payment Penalty on Borrowings	(1,941)	—	—	(1,941)	—	—
Other Non-Interest Income	807	583	38.42%	1,462	1,193	22.55%

Total Non-Interest Income	6,342	5,469	15.96%	12,430	11,303	9.97%

NON-INTEREST EXPENSE
Salaries and Employee Benefits	10,246	9,539	7.41%	20,615	18,425	11.89%
Occupancy and Equipment Expenses	2,259	2,071	9.08%	4,665	4,319	8.01%
Data Processing & Facilities Management	1,147	1,093	4.94%	2,205	2,174	1.43%
Impairment Charge	—	4,372	—	—	4,372	—
Other Non-Interest Expense	4,405	4,984	-11.62%	8,646	9,911	-12.76%

Total Non-Interest Expense	18,057	22,059	-18.14%	36,131	39,201	-7.83%

Minority Interest	1,083	1,399	-22.59%	2,173	2,868	-24.23%

INCOME BEFORE INCOME TAXES	10,537	5,881	79.17%	20,233	16,157	25.23%

PROVISION FOR INCOME TAXES	1,365	1,654	-17.47%	8,631	5,087	69.67%

NET INCOME	$9,172	$4,227	116.99%	$11,602	$11,070	4.81%

Less: Trust Preferred Issuance Costs Write-off (net of tax)	$—	$767	—	$—	$1,505	—

Net Income Available to Common Shareholders	$9,172	$3,460	165.09%	$11,602	$9,565	21.30%

BASIC EARNINGS PER SHARE	$0.63	$0.24	162.50%	$0.80	$0.67	19.40%
DILUTED EARNINGS PER SHARE	$0.63	$0.24	162.50%	$0.79	$0.65	21.54%
BASIC AVERAGE SHARES	14,525,868	14,414,068	0.78%	14,510,396	14,383,385	0.88%
DILUTED AVERAGE SHARES	14,668,934	14,638,737	0.21%	14,662,530	14,618,891	0.30%
PERFORMANCE RATIOS:
Net Interest Margin (FTE)	4.47%	4.90%	-8.78%	4.49%	4.90%	-8.37%
Return on Average Assets	1.54%	0.75%	105.33%	0.99%	1.00%	-1.00%
Return on Average Equity	22.39%	12.06%	85.66%	14.13%	16.02%	-11.80%

(1)	Reflects the restatement of the three and six months ended June 30, 2002 for the nonamortization of goodwill in accordance with SFAS No. 147.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION CONSOLIDATED AVERAGE BALANCE SHEET AND AVERAGE RATE DATA (Unaudited – Dollars in Thousands)

		Three Months Ended June 30,

		2003			2002

	Ending Balance	Average Balance	Interest Earned/ Paid	Yield/ Rate	Average Balance	Interest Earned/ Paid	Yield/ Rate

Interest-earning Assets:
Federal Funds Sold and Assets Purchased
Under Resale Agreement	$—	$20	—	—	$20,151	$96	1.91%
Trading Assets	1,157	1,083	4	1.48%	1,153	5	1.73%
Taxable Investment Securities	645,274	645,299	7,817	4.85%	670,605	10,136	6.05%
Non-taxable Investment Securities (1)	68,734	66,036	1,142	6.92%	56,305	991	7.04%
Loans (1)	1,522,876	1,504,014	24,231	6.44%	1,329,834	24,952	7.51%

Total Interest-Earning Assets	$2,238,041	$2,216,452	33,194	5.99%	$2,078,048	$36,180	6.96%

Cash and Due from Banks	84,610	65,291			60,366
Other Assets	105,418	101,245			105,143

Total Assets	$2,428,069	$2,382,988			$2,243,557

Interest-bearing Liabilities:
Savings and Interest Checking Accounts	$496,921	$469,294	471	0.40%	$420,045	$863	0.82%
Money Market & Super Interest Checking Accounts	356,802	345,297	1,050	1.22%	329,992	1,602	1.94%
Time Deposits	460,514	464,340	2,928	2.52%	509,415	4,223	3.32%
Federal Funds Sold and Assets Purchased
Under Resale Agreement	50,874	51,754	126	0.97%	69,290	201	1.16%
Treasury Tax and Loan Notes	2,353	2,060	2	0.39%	2,949	6	0.81%
Federal Home Loan Bank borrowings	376,932	392,492	3,867	3.94%	296,731	3,804	5.13%

Total Interest-Bearing Liabilities	$1,744,396	$1,725,237	8,444	1.96%	$1,628,422	$10,699	2.63%

Demand Deposits	449,430	417,306			392,773

Company-Obligated Mandatorily Redeemable
Securities of Subsidiary Holding Solely Parent
Company Debentures of the Corporation	47,817	47,804			59,747
Other Liabilities	21,728	28,780			22,384

Total Liabilities	$2,263,371	$2,219,127			$2,103,326
Stockholders’ Equity	164,698	163,861			140,231

Total Liabilities and Stockholders’ Equity	$2,428,069	$2,382,988			$2,243,557

Net Interest Income			$24,750			$25,481

Interest Rate Spread (2)				4.03%			4.33%

Net Interest Margin (3)				4.47%			4.90%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $485 for the three months ended June 30, 2003 and $411 for the three months ended June 30, 2002.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

(3)	Reflects the restatement of the three months ended June 30, 2002 for the nonamortization of goodwill in accordance with SFAS No. 147.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION CONSOLIDATED AVERAGE BALANCE SHEET AND AVERAGE RATE DATA (Unaudited — Dollars in Thousands)

		Six Months Ended June 30, 2003

		2003			2002

	Ending Balance	Average Balance	Interest Earned/ Paid	Yield/ Rate	Average Balance	Interest Earned/ Paid	Yield/ Rate

Interest-earning Assets:
Federal Funds Sold and Assets Purchased
Under Resale Agreement	$—	$35	—	—	$14,638	$141	1.93%
Trading Assets	1,157	1,079	18	3.34%	1,152	7	1.22%
Taxable Investment Securities	645,274	636,722	15,517	4.87%	656,944	19,993	6.09%
Non-taxable Investment Securities (1)	68,734	61,423	2,127	6.93%	55,401	1,939	7.00%
Loans (1)	1,522,876	1,476,292	48,305	6.54%	1,316,890	49,535	7.52%

Total Interest-Earning Assets	$2,238,041	$2,175,551	65,967	6.06%	$2,045,025	$71,615	7.00%

Cash and Due from Banks	84,610	63,874			59,448
Other Assets	105,418	100,484			104,163

Total Assets	$2,428,069	$2,339,909			$2,208,636

Interest-bearing Liabilities:
Savings and Interest Checking Accounts	$496,921	$461,130	983	0.43%	$414,783	$1,691	0.82%
Money Market & Super Interest Checking Accounts	356,802	338,984	2,091	1.23%	301,066	2,917	1.94%
Time Deposits	460,514	466,401	6,085	2.61%	518,628	8,945	3.45%
Federal Funds Sold and Assets Purchased
Under Resale Agreement	50,874	53,785	263	0.98%	68,488	393	1.15%
Treasury Tax and Loan Notes	2,353	2,258	6	0.53%	4,092	22	1.08%
Federal Home Loan Bank borrowings	376,932	370,257	7,677	4.15%	303,020	7,529	4.97%

Total Interest-Bearing Liabilities	$1,744,396	$1,692,815	17,105	2.02%	$1,610,077	$21,497	2.67%

Demand Deposits	449,430	408,219			378,730
Company-Obligated Mandatorily Redeemable
Securities of Subsidiary Holding Solely Parent
Company Debentures of the Corporation	47,817	47,793			59,572
Other Liabilities	21,728	26,918			22,089

Total Liabilities	$2,263,371	$2,175,745			$2,070,468
Stockholders’ Equity	164,698	164,164			138,168

Total Liabilities and Stockholders’ Equity	$2,428,069	$2,339,909			$2,208,636

Net Interest Income			$48,862			$50,118

Interest Rate Spread (2)				4.04%			4.33%

Net Interest Margin (3)				4.49%			4.90%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $895 for the three months ended June, 2003 and $795 for the six months ended June 30, 2002.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

(3)	Reflects the restatement of the six months ended June 30, 2002 for the nonamortization of goodwill in accordance with SFAS No. 147.

	As Of
Asset Quality	June 30, 2003	December 31, 2002

Non-performing Loans	2,750	3,077
Non-performing Assets	2,977	3,077
Net charge-offs (Year to date)	775	1,453
Net charge-offs to average loans (annualized)	0.10%	0.11%
Loans 90 days past due & still accruing	406	261
Non-performing Loans/Gross Loans	0.18%	0.21%
Allowance for Loan Loss/Non-performing Loans	817.16%	695.06%
Loans/Total Deposits	86.35%	84.77%
Allowance for Loan Loss/Total Loans	1.48%	1.49%
Total Allowances for Loan Loss (including Credit Quality
Discount)/Non-performing Loans	832.62%	711.89%
Total Allowances for Loan Loss (including Credit Quality Discount)/Total
Loans	1.50%	1.53%

Financial Ratios
Book Value per Share	$11.34	$11.15
Tangible Capital/Tangible Asset	5.37%	5.56%
Tangible Book Value per Share	$8.84	$8.64
Tangible Book Value per Share (proforma to include
the deductibility of goodwill)	$9.72	$9.52

Capital Adequacy
Tier one leverage capital ratio (1)	7.07%	7.10%

(1)	Estimated number for June 30, 2003.